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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 31, 2003



                               DONLAR CORPORATION
             (Exact name of registrant as specified in its charter)




            Illinois                   000-11472               36-3683785
   (State or other jurisdiction       (Commission             (IRS Employer
           of incorporation)          File Number)         Identification No.)


              6502 South Archer Road, Bedford Park, Illinois 60501 Registrant's telephone number, including area code: (708) 563-9200

               (Address of principal executive offices) (Zip Code)



         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

         On October 31, 2003, Robert Pietrangelo, the Company's Vice President of Sales and Marketing, resigned from his positions with the Company. Mr. Pietrangelo has delivered a letter to the Company in which he makes the following significant allegations:

         (i) under a Change of Control Agreement between Mr. Pietrangelo and the Company, the merger between the Company and its former subsidiary, Donlar Biosyntrex Corporation, constituted a change of control, that he resigned for "Good Reason" as defined in the Change of Control Agreement, and that as a result of the foregoing, he is entitled to receive within thirty day of his resignation a lump sum severance payment equal to the product of 2.9 multiplied by the sum of Mr. Pietrangelo's annual salary plus certain other benefits and he is entitled to continuation of the health, disability and life insurance maintained by the Company for executives for a period of one year from the date of his resignation;

         (ii) under an Employment Agreement between Mr. Pietrangelo and the Company, his employment was terminated as a result of an "Involuntary Termination" as defined in the Employment Agreement, and that as a result of the foregoing, he is entitled to the continuation of his salary and employee benefits until September 6, 2006;

         (iii) under the Illinois Wage Collection and Payment Act, he is entitled to a portion of his earned bonus, which he alleges is $115,000, plus earned and unused vacation pay; and

         (iv) his responsibilities at the Company were changed, that those changes were made because the Company's Chief Executive Officer, Larry Koskan, objected to Mr. Pietrangelo speaking directly to the Company's Board of Directors regarding concerns about certain activities including alleged apparent improprieties by Mr. Koskan and that the changes in Mr. Pietrangelo's responsibilities constitute a retaliatory demotion in violation of the Sarbanes-Oxley Act of 2002.

         The Company disputes virtually all of the allegations in Mr. Pietrangelo's letter including his allegations that the merger constituted a change of control under the Change of Control Agreement, that he resigned for "Good Reason" as defined in the Change of Control Agreement, that his employment was terminated as a result of an "Involuntary Termination" as defined in his Employment Agreement, that he is entitled to a bonus, that his responsibilities were changed in any material way and that such changes were in retaliation for Mr. Pietrangelo expressing his concerns directly to the Company's Board of Directors. In addition, the Company believes that Mr. Pietrangelo's Employment Agreement terminated on September 6, 2003 without any further liability to the Company.

         The Change of Control Agreement was filed with the Company's Registration Statement on Form S-4 filed on January 30, 2003 and the Employment Agreement was filed with Donlar Biosyntrex Corporation's Annual Report on Form 10-KSB for 2002.

         For the near term, Mr. Pietrangelo's Company responsibilities will be handled by Mr. Koskan.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    DONLAR CORPORATION


Dated:  November 4, 2003            By:  /s/ Larry P. Koskan
                                        ----------------------------------------
                                        Larry P. Koskan, Chief Executive Officer